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                                                                    EXHIBIT 99.1

                 News Release




[PAXAR LOGO]

                PAXAR CORPORATION                           For additional
                105 Corporate Park Drive                    information contact:
                White Plains, NY 10604                      BOB POWERS
                914.697.6800                                Vice President
                                                            Investor Relations
                                                            914.697.6862

For Immediate Release


                            PAXAR ANNOUNCES ELECTION
                  OF JAMES R. PAINTER TO ITS BOARD OF DIRECTORS



WHITE PLAINS, NY, JANUARY 30, 2003 -- PAXAR CORPORATION (NYSE: PXR) announced the election of James R. Painter, age 59, as a member of the Board of Directors of Paxar Corporation.

Mr. Painter is currently Chairman of the Board of The 8th Summit LLC, a retail investment group. Prior to co-founding The 8th Summit in 2000, Mr. Painter served as Chairman of the Board and Chief Executive Officer of Modern Woman, Executive Vice President and member of the Board of Directors of American Retail Group, Inc. and Senior Vice President - Finance for TW Services.

Arthur Hershaft, Chairman of the Board, stated, "We are very pleased to have Jim join our Board. He brings to Paxar a keen understanding of the elements of success within the retail industry. Jim spent a good part of his distinguished career managing a wide range of financial activities at a variety of companies. We look forward to Jim's wealth of experience playing an important role as we drive to grow our business and increase shareholder value."

Paxar is a global leader in providing innovative merchandising systems to retailers and apparel manufacturers. Paxar's concept to checkout capabilities, global manufacturing operations, worldwide distribution network and brand recognition are enabling the Company to expand its competitive advantage and market share.


                         FOR MORE INFORMATION ON PAXAR,
                      CALL INVESTOR RELATIONS: 914.697.6862
                        OR VISIT OUR COMPANY'S WEB SITE:
                                  WWW.PAXAR.COM

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